 CUSIP No. 471112102                  13-G                   Page 8 of  12 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 12, 1998
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               MORGAN  STANLEY,  DEAN WITTER,  DISCOVER & CO., MILLER ANDERSON &

               SHERRERD,  LLP, and Commonwealth of Pennsylvania  State Employees

               Retirement System hereby agree that, unless differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd LLP

            Commonwealth of Pennsylvania State Employees Retirement System

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan/Vice President Morgan Stanley Asset Management Inc.


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).